Exhibit 4.1/A







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                       ABN AMRO MORTGAGE CORPORATION

                                 Depositor

                                    and

                     LASALLE HOME MORTGAGE CORPORATION,

                                  Servicer


                                    and


                 CHASE BANK OF TEXAS, NATIONAL ASSOCIATION

                                  Trustee

                              ----------------

                             FIRST AMENDMENT TO
                      POOLING AND SERVICING AGREEMENT

                          Dated September 29, 1999


                              ----------------


                              $ 247,760,792.11

                     Mortgage Pass-Through Certificates

                               SERIES 1999-3







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                         FIRST AMENDMENT TO POOLING
                          AND SERVICING AGREEMENT

         THIS FIRST AMENDMENT TO POOLING AND SERVICING AGREEMENT is dated as of September 29, 1999 (herein referred to as this "First Amendment") and is made by and between ABN AMRO MORTGAGE CORPORATION, as depositor (the "Depositor"), LASALLE HOME MORTGAGE CORPORATION, as servicer (the "Servicer"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as trustee (the "Trustee").

                                RECITALS

         WHEREAS, the Depositor, the Servicer and the Trustee entered into a Pooling and Servicing Agreement dated as of April 1, 1999 (the "Agreement"), pursuant to which (i) the Depositor sold, conveyed and assigned certain Loans to the Trustee in trust for the benefit of Certificateholders of ABN AMRO Mortgage Corporation Mortgage Pass-Through Certificates, Series 1999-3, (ii) the Servicer agreed to service such Loans in accordance with the terms thereof, and (iii) the Certificates were issued pursuant thereto;

         WHEREAS, this Amendment is being delivered pursuant to Section 10.1(a) of the Agreement in order to make a provision with respect to matters or questions arising under the Agreement.

         NOW, THEREFORE, in consideration of the preceding premises and assumptions and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Depositor, the Trustee, and the Servicer agree as follows:

Section 1. Definitions. All capitalized terms used in this First Amendment which are not specifically defined herein shall have the meanings assigned to them in the Agreement.

Section 2. Amendment to Agreement. The definition of "Authorized Denomination" in Article I of the Agreement shall be amended and restated in its entirety as follows:

                           Authorized Denomination: With respect to the
                  Certificates (other than the Class A-8 Certificates, Class A-9 Certificates and the Class R Certificate), an initial Certificate Principal Balance equal to $25,000 each and integral multiples of $1 in excess thereof. With respect to the Class A-8 Certificates and Class A-9 Certificates, an initial Certificate Principal Balance equal to $1,000 each and integral multiples of $1,000 in excess thereof. With respect to the Class R Certificate, one Certificate with a Percentage Interest equal to 100%.


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Section 3.        Agreement to Remain in Full Force and Effect. Except
                  as modified and amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto.

Section 4. Counterparts. This First Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed an original, and such counterparts shall constitute one and the same instrument.

Section 5. Governing Law. The First Amendment shall be constructed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.










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                  IN WITNESS WHEREOF, the Depositor, the Servicer and the
Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                   ABN AMRO MORTGAGE CORPORATION, as
                                       Depositor


                                   By   /s/ Maria Fregosi
                                        --------------------
                                   Its  First Vice President



                                   CHASE BANK OF TEXAS, NATIONAL
                                   ASSOCIATION, as Trustee


                                   By   /s/ S. Whitten Rusk III
                                        ------------------------
                                   Its  Vice President




                                   LASALLE HOME MORTGAGE
                                   CORPORATION,
                                    as Servicer


                                   By   /s/ Richard Geary
                                        --------------------
                                   Its  Senior Vice President












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